# SETTLEMENT AGREEMENT

This Settlement Agreement (this "Agreement") is between DBH Properties, Ltd. ("DBH"), and ARC WingHouse, LLC, a Florida limited liability company ("ARC") (collectively, the "Parties," and each, a "Party"), and is dated as of the date this Agreement is signed by the last of the Parties to do so below (the "Effective Date").

## RECITALS

**WHEREAS**, DBH (as landlord) and Soaring Wings Doral, LLC ("SWD") entered into that certain Retail Lease Agreement, as amended (collectively, the "Lease"), for the property located at 2000 NW 87th Avenue, Suite #7, Miami, Florida 33172 (the "Premises"), which was supported by that certain Guaranty of Lease (the "Guaranty") by Soaring Wings, LLC ("Guarantor");

**WHEREAS**, SWD, without the written consent of Landlord, assigned the Lease to ARC (the "Assignment") but remained jointly and severally liable with ARC for all rental and other obligations under the Lease;

**WHEREAS**, ARC defaulted under the Lease by failing to pay all rent due under the Lease as of April 1, 2020 (the "Past Due Rent") and abandoning the Premises (collectively, the "Default");

**WHEREAS**, ARC failed to cure the Default and, as a result, DBH terminated the Lease as of 5:00 p.m. on June 6, 2020 and retook possession of the Premises pursuant to Section 83.05, Florida Statutes, and all furniture, fixtures, trade fixtures, equipment and inventory in the Premises (the "Personal Property");

**WHEREAS**, ARC is liable to DBH for the Past Due Rent and all other sums set forth in Section 9.2(B) of the Lease; and

**WHEREAS**, the Parties wish to amicably resolve all issues between them on the terms and conditions set forth below in order to avoid the expense, inconvenience, and uncertainties of litigation.

## COVENANTS

In consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. **Recitals**. The Parties agree that the foregoing recitals are true and correct and are hereby incorporated as part of this Agreement.

2. **Payment of the Settlement Amount**. In full settlement of all claims held by DBH against ARC, and in consideration of the covenants contained in this Agreement, ARC agrees to pay to DBH the total sum of $200,000.00 (the "Settlement Amount"). The Settlement Amount shall be paid by ARC to DBH via electronic wire transfer (the instructions of which will be delivered via email to ARC by DBH's attorney) as follows (each a "Settlement Payment" and collectively the "Settlement Payments"):

a. $80,000.00 - within three (3) business days of the Effective Date;
b. $5,000.00 – September 1, 2020;
c. $5,000.00 – October 1, 2020;
d. $5,000.00 – November 1, 2020;
e. $5,000.00 – December 1, 2020;
f. $5,000.00 – January 1, 2021;
g. $5,000.00 – February 1, 2021;
h. $5,000.00 – March 1, 2021;
i. $5,000.00 – April 1, 2021
j. $5,000.00 – May 1, 2021;
k. $5,000.00 – June 1, 2021;
l. $5,000.00 – July 1, 2021;
m. $5,000.00 – August 1, 2021;
n. $10,000.00 – September 1, 2021
o. $10,000.00 – October 1, 2021.
p. $10,000.00 – November 1, 2021
q. $10,000.00 – December 1, 2021
r. $10,000.00 – January 1, 2022; and
s. $10,000.00 – February 1, 2022

The Parties acknowledge and agree that ARC's failure to timely make any Settlement Payment shall automatically be deemed a material default under this Agreement and entitle DBH to collect by judgment the Settlement Amount, plus interest, attorneys' fees, costs and any other sums due pursuant to the Lease (less any Settlement Payment previously made by ARC to DBH), it being further agreed that in such event, (i) ARC will not contest the entry of such judgment and that ARC is not aware of any defenses or objections to same, and (ii) DBH shall retain all rights to collect from SWD and Guarantor.

3. **General Release**. ARC hereby forever waives, releases, acquits, discharges and forgives DBH, and its predecessors, successors, assigns, agents, employees, representatives, and affiliates from any and all claims, liabilities, debts, demands, contracts, dam- ages, suits, remedies, causes of action, and obligations of any kind whatsoever, sums of money, agreements, promises, losses and expenses of any and every kind or character, whether direct or derivative, for or because of anything done or not done, omitted or suffered to be done whether existing, contingent or suspected, known or unknown from the beginning of the world to the Effective Date. This release is intended to be as broad as possible under Florida law.

4. **Contingent General Release**. Upon timely receipt of the Settlement Amount, DBH shall be deemed to have forever waived, released, acquitted, discharged and forgiven ARC and its predecessors, successors, assigns, agents, employees, representatives, and affiliates from any and all claims, liabilities, debts, demands, contracts, damages, suits, remedies, causes of action, and obligations of any kind whatsoever, sums of money, agreements, promises, losses and expenses of any and every kind or character, whether direct or derivative, for or because of anything done or not done, omitted or suffered to be done whether existing, contingent or suspected, known or unknown, from the beginning of the world through the date on which DBH receives the last of the Settlement Payments. This release is intended to be as broad as possible under Florida law.

5. **Personal Property**. ARC has abandoned the Personal Property for itself and its predecessors, successors and assigns, releases and sets over to DBH any and all rights it had, has or may have in the Personal Property.

6. **Entire Agreement**. This Agreement constitutes the entire agreement of the Parties with respect to the matters addressed herein, and supersedes all prior or contemporaneous promises, representations, warranties, and statements, whether written or oral, with respect to such matters. This Agreement may not be altered, modified, amended, or otherwise changed except by a writing executed by all Parties.

7. **Governing Law, Venue and Jury Waiver**. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Florida without regard to principles of conflicts of law. Any action on this Agreement shall be tried by the court without a jury in the courts of the State of Florida sitting in Miami-Dade County, Florida, and both Parties hereby waive their right to trial by jury.

8. **Interpretation**. This Agreement has been negotiated at arms' length between persons knowledgeable in the matters dealt with herein. In addition, the Parties have had the opportunity to be represented by experienced and knowledgeable legal counsel. This Agreement shall be construed as having been drafted by all of the Parties hereto and no inference shall be drawn against any party as having drafted the Agreement. All Parties irrevocably waive any right they may have to a jury trial in connection with any matter arising out of or related to this Agreement. If any term or part of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then all other terms and parts of this Agreement not held invalid, void or unenforceable, shall continue in full force and effect.

9. **Time**. Time is of the essence in the performance of this Agreement.

10. **Attorney's Fees**. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorney's fees, court costs and all other expenses incurred by the prevailing party in connection therewith at trial, all appellate proceedings and in all other proceedings related thereto, and, if DBH is the prevailing party, it shall also include all attorney's fees and costs related DBH incurred in connection with the Default.

11. **Authority**: All persons who execute this Agreement covenant, warrant and promise that they have the necessary authority to do so on behalf of their respective corporate entity.

12. **Execution**. This Agreement may be executed in counterparts, each of which shall be considered an original; but all of which, taken together shall be considered as one agreement. This Agreement may be executed by electronic and PDF signatures, each of which shall have the same force and effect as an original signature.

[*signatures on next page*]

[*signature page for Settlement Agreement*]

**DBH Properties, Ltd.:**

______________________________
Mario Henriquez, Authorized Person

Date: ______________________________

**ARC WingHouse, LLC:**

By: [signature]
Name: Seenu Kasturi
Title: CEO
Date: 8/19/2020